EXHIBIT 5.1

June 17, 2010

Board of Directors
American River Bankshares
3100 Zinfandel Drive, Suite 450
Rancho Cordova, California 95670

Re:           American River Bankshares 2010 Equity Incentive Plan

Dear Directors:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by American River Bankshares (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,476,829 shares of the Company’s Common Stock, no par value, issuable under the American River Bankshares 2010 Equity Incentive Plan.  As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ DODD•MASON•GEORGE LLP

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